Exhibit 10.4

SECOND AMENDMENT TO CONVERTIBLE DEBENTURES

This SECOND AMENDMENT TO CONVERTIBLE DEBENTURES (this “Amendment”) dated as of August 23, 2022, by and between Helbiz, Inc. (the “Company”) and YA II PN, Ltd. (the “Holder”). Each of the Company and the Holder shall be referred to collectively as the “Parties” and individually as a “Party.”

W I T N E S S E T H:

WHEREAS, pursuant to the terms of that certain (a) Securities Purchase Agreement (“SPA-1”) dated as of August 9, 2022, as amended, executed by and between and among the Parties, the Company issued to the Holder a Convertible Debenture of even date with SPA-1 in the principal amount of $3,000,000 (Debenture No. HLBZ-6), (b) Securities Purchase Agreement (“SPA-2”) dated as of April 15, 2022, as amended, executed by and between and among the Parties, (i) the Company issued to the Holder a Convertible Debenture of even date with SPA-2 in the principal amount of $6,000,000 (Debenture No. HLBZ-4), and (ii) the Company issued the Holder a Convertible Debenture dated as of May 27, 2022 in the principal amount of $4,000,000 (Debenture No. HLBZ-5), (c) Securities Purchase Agreement (“SPA-3”) dated as of October 12, 2021, as amended, executed by and between and among the Parties, the Company issued to the Holder a Convertible Debenture of even date with SPA-3 in the principal amount of $15,000,000 (Debenture No. HLBZ-1). SPA-1, SPA-2 and SPA-3 are collectively referred to herein as the “SPAs” and Debenture No. HLBZ-1, Debenture No. HLBZ-4, Debenture No. HLBZ-5 and Debenture No. HLBZ-6 are collectively referred to as the “Debentures”). The SPAs, the Debentures and all agreements, documents and other items executed and/or delivered in connection with the SPA and the Debentures are collectively referred to as the “Transaction Documents.”

WHEREAS, the outstanding balances on each of the Debentures (which excludes Debenture No. HLBZ-7, which is being issued of even date herewith) as of the date hereof is as follows:

Debenture No.:	Principal:	Interest:	Total Outstanding:
Debenture No. HLBZ-6	$3,000,000	$6,575	$3,006,575
Debenture No. HLBZ-5	$4,000,000	$49,041	$4,049,041
Debenture No. HLBZ-4	$6,000,000	$107,397	$6,107,397
Debenture No. HLBZ-1	$6,000,000	$4,521	$6,004,521

WHEREAS, pursuant to the terms of the amendment to convertible debentures dated May 17, 2022 (the “First Amendment”), certain of the Debentures were amended as set forth in the First Amendment.

WHEREAS, the Parties desire to further amend the Debentures pursuant to the terms and conditions of this Amendment;

NOW, THEREFORE, in consideration of the mutual promises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties agree with the others as follows:

1. Conversion Price. Section 3(a)(ii) of each of the Debentures shall be amended and restated to reflect the following:

Section 3(a)(ii): "Conversion Price" means, as of any Conversion Date (as defined below) or other date of determination the lower of (i) $2.00 (the “Fixed Conversion Price”), or (ii) 92.5% of the lowest daily VWAPs during the 5 consecutive Trading Days immediately preceding the Conversion Date or other date of determination (the “Variable Conversion Price”), but not lower than the Floor Price. The Conversion Price shall be adjusted from time to time pursuant to the other terms and conditions of this Debenture

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2. Trading Limitation. Notwithstanding anything to the contrary set forth in the SPAs, the Debentures or any other Transaction Document, the Holder shall not be subject to any limitation on its ability to trade or sell the Underlying Shares (as such term is defined in the Debentures), including the limitations set forth in Section 2(k) (Trading Limitation) of the SPAs or Section 3(c)(iii) (Sales Limitation) of each of the Debentures. Accordingly, Section 3(c)(iii) is hereby deleted in its entirety and Section 2(k) of the SPAs is hereby amended and restated as follows:

“(k) Trading Information. Upon the Company’s request, the Buyer agrees to provide the Company with trading reports setting forth the number and average sales prices of Common Shares sold by the Buyer on each Trading Day the prior trading week along with the total aggregate number of Common Shares traded on each Trading Day. “Trading Day” means a day on which the Common Shares are quoted or traded on an Eligible Market on which the shares of Common Stock are then quoted or listed; provided, that in the event that the Common Shares are not listed or quoted, then Trading Day shall mean a Business Day.”

3. Except as herein amended, and pursuant to the First Amendment, each of the Debentures issued as of the date hereof shall remain in full force and effect.

4. Further Assurances. Each Party hereto, without additional consideration, shall cooperate, shall take such further action and shall execute and deliver such further documents as may be reasonably requested by the other Party hereto in order to carry out the provisions and purposes of this Amendment.

5. Counterparts. This Amendment may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

6. Headings. The headings of Articles and Sections in this Amendment are provided for convenience only and will not affect its construction or interpretation.

7. Waiver. Neither any failure nor any delay by any party in exercising any right, power or privilege under this Amendment or any of the documents referred to in this Amendment will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege.

8. Severability. The invalidity or unenforceability of any provisions of this Amendment pursuant to any applicable law shall not affect the validity of the remaining provisions hereof, but this Amendment shall be construed as if not containing the provision held invalid or unenforceable in the jurisdiction in which so held, and the remaining provisions of this Amendment shall remain in full force and effect. If the Amendment may not be effectively construed as if not containing the provision held invalid or unenforceable, then the provision contained herein that is held invalid or unenforceable shall be reformed so that it meets such requirements as to make it valid or enforceable.

9. Governing Law. This Amendment shall be governed by and construed according to the laws of the State of New York, without regard to the conflict of laws provisions thereof. Any dispute arising under or in relation to this Amendment shall be resolved exclusively in the competent federal or state court sitting in the City of New York, Borough of Manhattan, and each of the parties hereby submits irrevocably to the jurisdiction of such court.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to Debentures to be duly executed as of the day and year first above written.

COMPANY:
HELBIZ, INC.

By: /s/ Salvatore Palella
Name: Salvatore Palella
Title: CEO

BUYER:
YA II PN, LTD.

By: Yorkville Advisors Global, LP
Its: Investment Manager

By: Yorkville Advisors Global II, LLC
Its: General Partner

By /s/ Matt Beckman
Name: Matt Beckman
Title: Member